KellerExhibit 12.1

         STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

Our earnings were insufficient to cover fixed charges for the six-month period ended June 30, 2003 and in each of the years in the five-year period ended December 31, 2002. Additional earnings of $8.7 million were necessary to provide a one-to-one coverage ratio for the six-month period ended June 30, 2003. Additional earnings of $16.1 million, $13.3 million, $12.3 million, $10.1 million and $6.5 million were necessary to provide a one-to-one coverage ratio for the years ended December 31, 2002, 2001, 2000, 1999 and 1998, respectively. For the purpose of these calculations, "earnings" consist of income (loss) from continuing operations before income taxes, extraordinary items, cumulative effect of accounting changes, equity in net losses of affiliates plus fixed charges. "Fixed charges" consist of interest expense incurred and the portion of rental expense deemed by us to be representative of the interest factor of rental payments under leases.



                                        Six Months
                                           Ended                         Year ended December 31,
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            (in thousands)               June 30,
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                                           2003         2002         2001          2000         1999         1998
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
Loss from continuing operations            $(8,674)   $ (16,080)   $ (13,287)    $ (12,282)   $ (10,139)    $ (6,717)
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Less: equity in loss of affiliates                                                                              (223)
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Loss before fixed charges                   (8,674)     (16,080)     (13,287)      (12,282)     (10,139)      (6,494)
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Fixed charges                                  311          631          647           670          754          683
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Earnings/(loss) as defined                  (8,363)     (15,449)     (12,640)      (11,612)      (9,385)      (5,811)
----------------------------------------==============================================================================

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Fixed charges:
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   Interest expense                              9            3            -             8           80            -
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  Estimated interest within
      rental expense                           302          628          647           662          674          683
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                                               311          631          647           670          754          683
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Deficiency of earnings available
    to cover fixed charges                $ (8,674)   $ (16,080)   $ (13,287)    $ (12,282)   $ (10,139)    $ (6,494)
----------------------------------------==============================================================================

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Ratio of earnings to fixed charges                -            -            -             -            -            -
----------------------------------------==============================================================================

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